EXHIBIT 4.4.(a)





                          BANCO POPULAR DE PUERTO RICO
                       EMPLOYEES' STOCK PLAN (PUERTO RICO)

                          BANCO POPULAR DE PUERTO RICO

                       EMPLOYEES' STOCK PLAN (PUERTO RICO)

                                Table of Contents


Page

Article I     DEFINITIONS..................................................I-1

Article II    PARTICIPATION...............................................II-1

Article III   EMPLOYEE CONTRIBUTIONS.....................................III-1

Article IV    EMPLOYER CONTRIBUTIONS......................................IV-1

Article V     LIMITATIONS ON CONTRIBUTIONS.................................V-1

Article VI    INVESTMENT OF CONTRIBUTIONS AND VALUATIONS..................VI-1

Article VII   DISTRIBUTIONS..............................................VII-1

Article VIII  PLAN ADMINISTRATION.......................................VIII-1

Article IX    CLAIMS PROCEDURE............................................IX-1

Article X     AMENDMENT OR TERMINATION OF THE PLAN OR
              DISCONTINUANCE OF CONTRIBUTIONS..............................X-1

Article XI    MISCELLANEOUS PROVISIONS....................................XI-1

                          BANCO POPULAR DE PUERTO RICO
                          ----------------------------

                       EMPLOYEES' STOCK PLAN (PUERTO RICO)
                       -----------------------------------

Banco Popular de Puerto Rico (the "Employer") adopted the Banco Popular de Puerto Rico Employees' Stock Plan (Puerto Rico), hereinafter set forth, effective as of April 1, 1995. The purpose of the Plan is to provide retirement benefits to eligible Employees and their beneficiaries all as set forth herein.

The Plan established hereunder is intended to qualify as a profit sharing plan which meets the requirements for qualification and tax-exemption under Sections 165 (a) and 165(e) of the Puerto Rico Income Tax Act, as now in effect or hereafter amended, or any other applicable provisions of law including, without limitation, the Employee Retirement Income Security Act of 1974, as now in effect or hereafter amended.






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                                    Article 1

                                   DEFINITIONS
                                   -----------

         Where the following words and phrases appear in the Plan, they shall have the respective meanings as set forth below, unless the context in which they are used clearly indicates a different meaning.

1.1      Account
         -------

         The Account established and maintained on behalf of a Participant including, as applicable, a Participant's "Elective Deferral Contribution Account", "Employer Contribution Account" and "Rollover Account".

1.2      Act
         ---

         The Puerto Rico Income Tax Act, as now in effect or as hereafter amended. All citations to Sections of the Act are to such sections as they may from time to time be amended or renumbered.

1.3      Administrative Committee
         ------------------------

         The persons appointed by the Employer to administer the Plan in accordance with the provisions of Article VIII. The Administrative Committee shall serve as the Plan Administrator.

1.4      Anniversary Date
         ----------------

         The Effective Date and each December 31 thereafter.

1.5      BanPonce Corporation
         --------------------

         BanPonce Corporation, a Puerto Rico corporation.

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1.6      Beneficiary
         -----------

         The person or persons designated to receive benefits payable under the Plan in the event of a Participant's death. Such designation may be changed at any time by the Participant. A Participant may also name one or more contingent Beneficiaries to receive any benefits payable in the event of his death with no surviving primary Beneficiary. In the absence of any designation, or if no designated person is living when a benefit is payable, Beneficiary shall mean the following person or persons, in the following order:

          (1)  The Participant's spouse,

          (2)  The Participant's issue in equal shares per stirpes,

          (3)  The Participant's mother,

          (4)  The Participant's father,

          (5)  The Participant's sisters and brothers in equal shares,

          (6)  The  Participant's  estate.

         Notwithstanding the preceding, the election by a married Participant of a Beneficiary other than his spouse shall not be deemed to be effective, and the Participant's spouse shall automatically be deemed to be the Participant's sole Beneficiary, unless the Participant's spouse agrees to such non-spousal designation in writing and such spousal consent is witnessed by a member of the Administrative Committee or a notary public.

1.7      Board of Governors
         ------------------

         The Board of Governors of the Federal Reserve System.

1.8      Compensation
         ------------

The basic salary or wages paid to a person while he is an Employee of the Employer and a Participant of the Plan, including the amount of Elective Deferral Contributions made on the Participant's behalf for such Plan Year, but excluding overtime pay, bonuses, severance pay, incentive or profit sharing distributions, payments for life insurance or employee benefit plans, and other forms of special compensation.

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1.9      Counterpart Plan
         ----------------

         The Banco Popular de Puerto Rico Employees' Stock Plan (Puerto Rico) adopted contemporaneously herewith.

1.10     Effective Date
         --------------

         April 1, 1995.

1.11     Elective Deferral Contribution
         ------------------------------

         The Election by a Participant to have part of the amount that otherwise would have been paid to him as Compensation deferred and contributed to his Account in accordance with Section 3.01.

1.12     Elective Deferral Contribution Account
         --------------------------------------

         That portion of a Participant's Account under the Plan established for a Participant to which Elective Deferral Contributions are made pursuant to
Section 3.01.

1.13     Elective Deferral Agreement
         ---------------------------

         The agreement entered into by the Participant and the Employer whereby the Employer defers a portion of such Participant's Compensation and contributes an amount equal to such deferred portion of his Compensation to his Elective Deferral Contribution Account.

1.14     Employee
         --------

         Any person who is employed by the Employer on a monthly salaried basis, or who is on an authorized leave of absence in accordance with Subsection 1.16(c) and who was employed on a monthly salaried basis immediately preceding such leave. Any person who is represented by a collective bargaining agent shall not be considered an Employee for purposes of the Plan.

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1.15     Employer
         --------

         Banco Popular de Puerto Rico, or any Affiliated Company of BanPonce Corporation which has expressly adopted the Plan in accordance with adoption procedures established by BanPonce Corporation, in its sole discretion.

1.16     Employer Contribution Account
         -----------------------------

         That portion of a Participant's Account under the Plan established for a Participant to which Employer Basic Contributions or Employer Matching Contributions are made pursuant to Sections 4.01 and 4.03, respectively.

1.17     Employment Commencement Date
         ----------------------------

         For all purposes of the Plan, the date on which a person employed by the Employer first performs an Hour of Service.

1.18     Highly Compensated Employee
         ---------------------------

         An employee who during the relevant period is a highly compensated employee as defined in Act Section 165(e).

1.19     Hour of Service
         ---------------

          (1) Each hour for which a person is directly or indirectly compensated by the Employer or an Affiliated Company for the performance of duties, including each such hour during which a person was represented by a collective bargaining agent.

          (2) Each hour for which a person is directly or indirectly compensated by the Employer or an Affiliated Company on account of a period of time during which no duties are performed or for which back pay has been received by the person (irrespective of whether mitigating damages have been awarded or agreed to by the Employer or the Affiliated Company) due to:

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               (1)  vacation or holiday,
               (2)  illness or incapacity,
               (3)  layoff,
               (4)  jury duty,
               (5)  military duty,
               (6)  leave of absence,

               provided that no more than 501 such hours shall be recognized on account of a single continuous period during which no duties are performed and further provided that:

               (i) such payment is not made or due under a plan maintained solely for purposes of complying with applicable workers' compensation, unemployment compensation, or disability insurance laws, and

               (ii) such payment does not solely represent reimbursement for medical or medically-related expenses, and further provided that hours shall not be recognized with respect to periods during which payments are received from the Banco Popular de Puerto Rico Long Term Disability Plan or this Plan.

          (3) Each hour for which a person would normally be scheduled to work for the Employer or an Affiliated Company during an authorized leave of absence, but only if he returns to work within the time fixed by the Employer or Affiliated Company. Such leaves of absence shall be granted under rules uniformly applied to all persons.

With respect to Subsections (a) and (c) above, hours shall be recognized when the duties are performed, or would normally have been performed. With respect to Subsection (b) above, hours shall be recognized when payment is made or becomes due, or in the case of back pay, in the period to which the award or payment pertains. The provisions of this Section 1.15 shall be applied in accordance with the provisions of Federal Regulations Sections 2530.220b-2(b) and (c) as promulgated by the United States Department of Labor.

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1.20     Investment Fund
         ---------------

         The investment fund established for the investment of Plan assets pursuant to Section 6.02.

1.21     Maternity or Paternity Leave
         ----------------------------

         An Employee's absence from work for the Employer (a) by reason of the pregnancy of such Employee; (b) by reason of the birth of a child of such Employee; (c) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee; or (d) for purposes of caring for a child of such Employee immediately following the birth of the child or the placement of the child with such Employee.

1.22     New York Fed
         ------------

         The Federal Reserve Bank of New York.

1.23     Normal Retirement Date
         ----------------------

         The date on which a Participant attains age 65.

1.24     Participant
         -----------

         An Employee eligible to participate in the Plan who has satisfied the requirements of Section 2.01 (an Active Participant), or a former Employee receiving or eligible to receive a benefit (an Inactive Participant).

1.25     Period of Severance
         -------------------

         The period, measured in full years and months (as defined in Section 1.32), between a Participant's Severance from Service Date and a subsequent Reemployment Commencement Date.

         Leaves of absence formally approved by the Employer shall not constitute a Period of Severance but shall be considered as Years of Service in determining service for vesting and eligibility provided the Participant returns to employment of the Employer immediately following such leave of absence.

1.26     Plan
         ----

         The retirement plan set forth herein and as amended hereafter, which is known as the:

              "Banco Popular de Puerto Rico Employees' Stock Plan".

1.27     Plan Year
         ---------

         The period from the Effective Date to the end of the calendar year containing the Effective Date shall be a short Plan Year. Thereafter, the Plan Year shall be the calendar year.

1.28     Reemployment Commencement Date
         ------------------------------

         The date on which a person formerly employed by the Employer first performs an Hour of Service after a Period of Severance.

1.29     Retirement
         ----------

         The date on which a Participant incurs a Severance from Service Date after attaining his (i) Normal Retirement Date or (ii) his Early Retirement Date as defined under the Banco Popular de Puerto Rico Retirement Plan.

1.30     Severance from Service Date
         ---------------------------

         The later of the following:

          (1) The date of a person's resignation from the employ of the Employer, discharge, retirement, or death.

          (2) The day following a period of one full year during which a person previously employed by the Employer does not complete an Hour of Service for any reason other than his resignation, discharge, retirement, or death. These

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          reasons shall include, but shall not be limited to, vacation, holiday, sickness, disability, leave of absence, or layoff.

For all purposes of the Plan, a person's employment with the Employer or an Affiliated Company shall be deemed to have terminated as of a Severance from Service Date.

1.31     Total and Permanent Disability
         ------------------------------

         A physical condition of a Participant which results in benefit payments under the Banco Popular de Puerto Rico Long Term Disability Plan.

1.32     Trust Agreement
         ---------------

         The legally-binding agreement between the Employer and the Trustee. Any term defined in the Trust Agreement shall have the same meaning as therein ascribed when used herein, unless the context clearly implies a different meaning.

1.33     Trustee
         -------

         The trustee named in the Trust Agreement, or its successor, if any.

1.34     Trust Fund
         ----------

         The fund created by the Employer to receive Plan contributions, together with earnings thereon.

1.35     Valuation Date
         --------------

         The last day of each calendar month during the Plan Year.

1.36     Years of Service
         ----------------

         The period measured in full years and months (as defined below) beginning on a person's Employment Commencement Date and ending on his last Severance from Service Date, but excluding the following:

          (1) any intervening Period of Severance provided that the person's Reemployment Commencement Date followed a period of at least one full year during which he completed no Hours of Service.

          (2) any Years of Service preceding a Period of Severance of at least five full years provided:

               (1)  the  person  was  not   entitled   to  any  vested   benefit
                    attributable   to  Employer   Basic  or  Employer   Matching
                    Contributions at the time of such Severance, and

               (2) the length of the Period of Severance exceeded his Years of Service determined as of the Severance from Service Date, and

               (3) the Participant had not incurred a Total and Permanent Disability, which disability continued throughout the Period of Severance.

          In the event of an Employee's absence from the employ of the Employer for a period:

                    (i)  that commences on or after the Effective Date;

                    (ii) for  which  the  Employee  is not paid or  entitled  to payment by the Employer;

                    (iii) that constitutes Maternity or Paternity Leave; and

                    (iv) that exceeds one year;

then, solely for purposes of determining the length of a Period of Severance for purposes of this Section 1.36, the period of such absence commencing on the date of the commencement of such absence and ending on the second anniversary of the commencement of such absence (or, if earlier, on the last day of such absence) shall not be considered a Period of Severance.

         Notwithstanding any provision in the Plan to the contrary, the preceding paragraph shall not apply unless the Employee furnishes to the Administrative Committee such information as may reasonably be required in order to establish (i) that the Employee's absence is one described in Section 1.19 and (ii) the number of days during such absence.

         For all purposes of this Section 1.36, a period beginning on any given day of a month and ending on the day preceding the corresponding day of the following month shall constitute a full month. Twelve such full months shall constitute a full year.

         In addition, while a Participant is on leave for military service, his Years of Service will be frozen, and such Participant shall be classified as terminated. Such Participant will receive credit for purposes of determining his Years of Service for his actual period of military service if (i) he returns to work for the Employer within 90 days of his discharge from military service and his period of military absence involves no voluntary reenlistment, or (ii) he dies in the course of his military service which involves no voluntary reenlistment.

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                                    Article 2

                                  PARTICIPATION
                                  -------------

2.1      Requirements for Participation
         ------------------------------

         (1) Subject to the provisions of subsections (b), and (c) below, each Employee as of the Effective Date and each person who becomes an Employee subsequent to that date who performs services for the Employer primarily within the Commonwealth of Puerto Rico, shall become a Participant as of the first day of the month coincident with or next following the completion of one Year of Service with the Employer.

         (2) If an Inactive or former Participant again becomes an Employee who performs services for the Employer primarily within the Commonwealth of Puerto Rico, he shall immediately be eligible to participate in the Plan.

An Employee who is eligible to participate in the Plan in accordance with (a) above shall complete and file the appropriate forms with the Administrative Committee. Such forms shall include, as applicable, an Elective Deferral Agreement, a payroll deduction authorization, a Beneficiary designation and an agreement to be bound by all the terms and conditions of the Plan.

2.2      Cessation of Participation
         --------------------------

         An Employee's participation in the Plan shall cease upon the complete distribution of his Account under the Plan.

         In the event a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate but has not incurred a Period of Severance, such Employee will participate immediately upon returning to an eligible class of Employees.

         In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee will participate immediately if such Employee has satisfied the service requirements and would have otherwise previously become a Participant.

2.3      Establishment of Accounts
         -------------------------

          (1) The Administrative Committee shall establish and maintain or cause to be established and maintained in respect of each Participant, an Account showing his interest under the Plan and in the Trust Fund with respect to Elective Deferral Contributions, Employer Contributions, if any credited to his Account, and all other relevant data pertaining thereto. Each Participant shall be furnished with a written statement of his Account and the value of each such separate interest not less frequently than annually and upon any distribution to him. In maintaining the Accounts under the Plan or causing them to be maintained, the Administrative Committee may conclusively rely on the valuations of the Trust Fund in accordance with the Plan and the terms of the Trust.

          (2) The establishment and maintenance of, or allocations and credits to, the Account of any Participant shall not vest in any Participant any right, title or interest in and to any Plan assets or benefits except at the time or times and upon the terms and conditions and to the extent expressly set forth in the Plan and in accordance with the terms of the Trust.

                                    Article 3

                             EMPLOYEE CONTRIBUTIONS
                             ----------------------

3.1      Participant's Elective Deferral Contribution
         --------------------------------------------

          (1) On or after the Effective Date, each Participant may, pursuant to this Section 3.01 and the overall limitations of Article V, elect to defer between 0% to 10% of his Compensation each year. Such deferrals may be made in percent of pay increments or as a fixed dollar amount. However, no Participant shall be permitted to have Elective Deferral Contributions made under this Plan, or any other qualified plan maintained by the Employer, during any taxable year, in excess of the dollar limitation contained in
               Section 165(e)(7) of the Act in effect at the beginning of such taxable year. Such election shall generally be made before the Plan Year for which the election is to be effective, but in no event later than the time permitted under applicable rulings and regulations. Such election shall be made in writing pursuant to an Elective Deferral Agreement entered into with the Employer. The Administrative Committee may reduce (but not increase) the amount to be deferred by a Participant(s) in order to satisfy the requirements for cash and deferred profit sharing plans as set forth in Section 165(e) of the Act and rulings and regulations thereunder, on a uniform and non-discriminatory basis.

          (2) A Participant's Elective Deferral Contribution Account shall at all times, and in all events, be fully vested and not subject to forfeiture for any reason whatsoever.

3.2      Changes to Elective Deferral Contributions
         ------------------------------------------

         Subject to Article V, in accordance with procedures established by the Administrative Committee, a Participant may increase or decrease his Elective Deferral Contribution rate

                                      III-1
each April 1 or October 1 during the applicable Plan Year. In addition, a Participant may suspend such contributions as of any payroll period during the Plan Year.



                                      III-2

3.3      Payment of Employee Contributions
         ---------------------------------

         All Elective Deferral Contributions made by or on behalf of a Participant shall be delivered by the Employer to the Trustee as soon as practicable, after the close of each calendar month, to be commingled, managed, invested and reinvested with the other assets of the Plan. Such contributions shall be credited to the Participant's Account in accordance with Section 2.03.

3.4      Participant's Rollover Account
         ------------------------------

         A Participant may elect to transfer a Rollover Contribution to this Plan, which amount shall be credited to the Participant's Rollover Account. At Normal Retirement Date, or such other date when the Participant or his Beneficiary are entitled to receive benefits from the Plan, the Participant's Rollover Contribution Account will be used to provide additional benefits to the Participant and will be distributed in accordance with Article VII. A Participant's Rollover Account shall at all times and in all events, be fully vested and not subject to forfeiture for any reason.

         For all purposes of this Plan, the term Rollover Contribution shall mean:

          (a)  An  amount   transferred  to  this  Plan  directly  from  another
               qualified plan to the extent that such amount would otherwise be taxable under the Act if received directly by the Participant.

          (b) A lump sum distribution received by a Participant from another qualified plan which is eligible for tax free rollover treatment under the Act and which is transferred by the Participant to this Plan within sixty days following his receipt thereof.

         Prior to accepting any Rollover Contributions, the Plan Administrator may require the Participant to establish that amounts to be transferred to this Plan meet the requirements of this Section 3.04 and may also require that the Participant provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this

                                      III-3

Section 3.04 and will not result in any adverse tax consequences for the Employer or jeopardize the tax exempt status of the Plan.

Notwithstanding the preceding, if the Plan accepts a Rollover Contribution and it is later determined that such amount does not in fact satisfy the above requirements, such amounts shall be treated as after-tax contributions. Such amounts, including investment earnings thereon, shall then be immediately distributed to the Participant.

3.5      Employment Transfers
         --------------------

          (1) A participant in this Plan who transfers to perform services for the Employer primarily outside of the Commonwealth of Puerto Rico, shall cease to be a Participant in this Plan and shall immediately be a participant in the Banco Popular de Puerto Rico Employees' Stock Plan (the "Stock Plan") as of the effective date of such transfer. His Account under this Plan shall be transferred to the Stock Plan as soon as practicable after such transfer.

          (2) A Participant in the Stock Plan who transfers to perform services for the Employer primarily within the Commonwealth of Puerto Rico, shall cease to be a Participant in the Stock Plan and shall immediately become a Participant in this Plan as of the effective date of such transfer. His account balance under the Stock Plan shall be transferred to this Plan as soon as practicable after such transfer.


                                      III-4

                                    Article 4

                             EMPLOYER CONTRIBUTIONS
                             ----------------------

4.1      Employer Basic Contributions
         ----------------------------

         The Employer may contribute to the Plan from the profits of the Employer for the Plan Year, as may be determined by the Employer in its sole discretion, a Basic Contribution.

4.2      Allocation of Employer Basic Contributions
         ------------------------------------------

         Basic Contributions made by or on behalf of an Employer for the Plan Year shall be allocated to the Accounts of those Participants (i) who are Employees on the last day of the Plan Year or on Maternity or Paternity Leave as of the last day of the Plan Year or (ii) who retire on or after their Retirement date, die or incur a Total and Permanent Disability during such Plan Year, in the ratio which the Compensation of each such Participant for such Plan Year bears to the total Compensation of all such Participants for such Plan Year.

4.3      Employer Matching Contributions
         -------------------------------

         The Employer shall contribute to the Plan on behalf of each Participant employed by the Employer, as a Matching Contribution, an amount equal to 50% of each Participant's Elective Deferral Contributions up to a maximum of 2% of such Participant's Compensation for the Plan Year. In no event shall such Matching Contribution exceed 1% of such Participants Compensation for the Plan Year.

4.4      Payment of Employer Contributions
         ---------------------------------

          (1) The Employer shall make payment of its Basic Contributions directly to the Trustee with respect to any Plan Year on or before the last date prescribed by law for the filing of its federal income tax return (including any extension of time for such filing) for the fiscal year which ends within or concurrently with the Plan Year. In no event shall such Matching Contribution exceed 1% of such Participants Compensation for the Plan Year.

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



          (2) The Employer shall make payment of its Matching Contribution for each payroll period directly to the Trustee as soon as practicable after the close of each calendar month in which such payroll period ends.

4.5      Refunds of Employer Contributions
         ---------------------------------

         Once a contribution is made to the Plan by the Employer, it may not be refunded to the Employer unless the contribution:

          (1)  Was made in error as a result of a mistake in fact;

          (2) Was made conditional upon receipt of favorable ruling from the Puerto Rico Internal Revenue Service that the Plan would qualify under the Act and such ruling were not received; or

          (3) Was made conditional upon the contribution being allowed as a deduction for Puerto Rico income tax purposes and such deduction was disallowed.

         A permissible refund under (a) must be made within one year from the date the contribution was made to the Plan, and under (b) and (c) must be made within one year from the date of disallowance of tax qualification or tax deduction.

                                    Article 5

                          LIMITATIONS ON CONTRIBUTIONS
                          ----------------------------

5.1      Maximum Employer Contributions
         ------------------------------

         In no event shall contributions made by an Employer in any Plan Year, including for this purpose Elective Deferral Contributions, exceed the amount deductible by the Employer for such year for federal income tax purposes.

5.2      Maximum Employee Elective Deferral Contributions
         ------------------------------------------------

         Subject to Plan Section 5.03, Elective Deferral Contributions made on behalf of a Participant in any calendar year shall not exceed the lesser of $7,000 or 10% of total compensation or such other limit as may by provided under Act Section 165(e)(7). In the event that the aggregate amount of Elective Deferral Contributions made on behalf of a Participant exceeds the limitation in the previous sentence, the amount of such excess deferrals, increased by any income and decreased by any losses attributable thereto, shall be refunded to the Participant no later than the end of the Plan year following the Plan Year for which the Elective Deferral Contributions were made.

5.3      Actual Deferral Percentage Tests
         --------------------------------

          (1) Notwithstanding any other provision of the Plan to the contrary, the Actual Deferral Percentage for the Plan Year for Highly Compensated Employees who are eligible to participate in the Plan pursuant to Section 2.01 shall not exceed the greater of the following Actual Deferral Percentage tests:

               (1)  The  Actual  Deferral  Percentage  for  such  Plan  Year  of
                    non-Highly   Compensated   Employees  who  are  eligible  to
                    participate in the Plan pursuant to Plan Section 2.01 multiplied by 1.25; or

               (2)  The  Actual  Deferral   Percentage  for  the  Plan  Year  of
                    non-Highly Compensated Employees who are eligible to participate in the Plan pursuant to Section 2.01 multiplied by 2.0, provided that the Actual

                    Deferral Percentage for Highly Compensated Employees does not exceed the Actual Deferral Percentage for such other Employees by more than 2%.

          (2) The "Actual Deferral Percentage" for a Plan Year means, for each specified group of Employees, the average of the ratios (calculated separately for each Employee in such group) of Elective Deferral Contributions credited to the Account of each Participant for the Plan Year to the amount of each Participant's compensation for such Plan Year. An Employee's Actual Deferral Percentage shall be zero if no Elective Deferral Contributions are made on his behalf for such Plan Year.

          (3) The Administrative Committee shall determine as of the end of each Plan Year, and at such other time or times as it shall decide in its discretion, whether one of the Actual Deferral Percentage tests specified above is satisfied for such Plan Year. This determination shall be made after first determining the amount, if any, of excess deferrals as provided in Section 5.02.

               In the event that neither of the Actual Deferral Percentage tests is satisfied, the Administrative Committee shall refund the excess contributions in the manner described below. For purposes of this Plan Section 5.03, "excess contributions" means, with respect to any Plan Year and with respect to any Participant, the excess of the amount of Elective Deferral Contributions and any earnings and losses allocable thereto credited to the Accounts of Highly Compensated Participants for such Plan Year, over the maximum amount of Elective Deferral Contributions that could be made on behalf of such Participants without violating the requirements of (a) above. The amount of each Highly Compensated Participant's excess contributions shall be determined by reducing Elective Deferral Contributions made on behalf of

               Highly Compensated Participants in order of the Actual Deferral Percentages beginning with the highest of such percentages.

          (4) If required under (c) above, the Administrative Committee shall refund excess contributions for a Plan Year to the Participant. The distribution of such excess contributions shall be made to Highly Compensated Participants no later than the end of the Plan Year following such Plan Year. Any such distributions shall be made to each Highly Compensated Participant on the basis of the respective portions of such amounts attributable to each such Highly Compensated Participant.

          (5) If, as a result of the above test, the amount of Elective Deferral Contributions is reduced to less than 2% of the Participant's Compensation for the Plan Year, then any applicable Employer Matching Contribution shall be forfeited.

                                    Article 6

              INVESTMENT OF CONTRIBUTIONS AND VALUATION OF ACCOUNTS
              -----------------------------------------------------

6.1      Establishment of Trust Fund
         ---------------------------

         The Employer shall appoint a Trustee who will establish a Trust Fund to which all Employer contributions shall be made. The Trust Fund shall be held, invested, reinvested, used and disbursed by the Trustee in accordance with the provisions of the Plan and a Trust Agreement entered into between the Employer and the Trustee.

         The Employer may remove the Trustee at any time upon the notice required by the Trust Agreement. The Employer then shall designate a successor Trustee. The Trustee shall have the sole and complete discretion with respect to the management and control of the Trust Fund including the exclusive and sole authority to vote on any matter involving the shares of Employer stock under the Plan except as provided under Section 6.03. In addition, BanPonce Corporation shall not influence the manner in which or the timing of any and all stock purchased by the Trustee.

         No person shall have any interest in, or right to, the Trust Fund or any part thereof, except as expressly provided in the Plan or the Trust Agreement. Any provisions of the Plan to the contrary notwithstanding, and except for the payment of expenses, no part of the assets of the Trust Fund shall, by reason of any modification, amendment, termination, or otherwise, be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries.

6.2      Operation of the Trust
         ----------------------

         All amounts of money, securities or other property received under the Plan shall be delivered to the Trustee under the Trust, to be managed, invested, reinvested and distributed for the exclusive benefit of the Participants and their Beneficiaries in accordance with the Plan. Separate, commingled funds for the investment of Plan assets held in the Trust shall be established and maintained under the Trust. Except for the temporary holding of amounts representing contributions and distributions, the Investment Fund shall consist exclusively of shares of common stock of BanPonce Corporation.

6.3      Voting of Stock
         ---------------

         Any and all stock of BanPonce Corporation held in the Trust shall be voted by the Trustee, in their sole discretion, except upon the occurrence of the following:

          (1) In the event that any bona fide tender, exchange or similar offer to purchase all or any portion of the outstanding stock of BanPonce Corporation is made by any person, all shares of such stock held by the Trust Fund shall be allocated among and credited to the Accounts of Participants under the Plan based upon the ratio of each Participant's Account balance to the total of all such Account balances, determined as of the most recent Valuation Date coincident with or preceding the date of any relevant vote or tender. Such stock shall remain allocated to the Accounts of the Participants under the Plan subsequent to the pass-through of such rights.

          (2) In accordance with an event described in subsection (a), the Trustee shall permit each Participant or, if applicable, his Beneficiary to direct the Trustee as to the voting of such stock allocated to their Accounts. All allocated stock as to which such instructions have been received in accordance with procedures established by the Trustee (which may include an instruction to abstain) shall be voted in accordance with such instructions.

6.4      Valuation
         ---------

          (1) As of each Valuation Date, the Trust Fund shall be valued at its fair market value pursuant to the terms of the Trust to reflect the effect of income received and accrued, realized and unrealized profits and losses, and all other transactions of the preceding period. Such valuation shall be conclusive and binding upon all persons having an interest in the Trust Fund.

          (2) All contributions made on behalf of, or allocated to, a Participant shall be credited to his Account. As of any Valuation Date, the value of a Participant's Account shall be the value of such Account as of the immediately preceding Valuation Date adjusted to reflect changes in the value of the Trust Fund allocable thereto in accordance with (a) above plus the amount of contributions, if any, credited thereto and less any distributions made therefrom since the immediately preceding Valuation Date.

6.5      Accounting Procedures
         ---------------------

         The Administrative Committee shall have complete discretion to establish and utilize an accounting system to account for the interest of each Participant. To the extent permitted by the Act and regulations, the Administrative Committee may change the accounting system from time to time.

6.6      Payment of Expenses
         -------------------

         All expenses which arise in connection with the administration of the Plan and the Trust Agreement including, but not limited to, the compensation of the Trustee and of any recordkeeper, accountant, counsel, or other person appointed by the Administrative Committee, the Employer, or the Trustee shall be paid out of the Trust Fund, unless paid by the Employer.

6.7      Additional Restrictions
         -----------------------

          (1) The Plan shall not, and the Trustee shall cause the Plan not to, without the Boards prior written approval, alone or in conjunction with the Counterpart Plan, acquire 25 percent or more of any class of the voting securities of any bank or bank holding company, or otherwise acquire, alone or in conjunction with the Counterpart Plan, control of any bank or bank holding company.

          (2) The Plan will notify the New York Fed of the terms of any nonvoting equity investment in any bank or bank holding company if the non-voting equity investment would cause the Plan, when aggregated with the holdings of the Counterpart Plan, BanPonce Corporation and all of BanPonce Corporations subsidiaries, to own more than 5 percent of the total equity of such bank or bank holding company.

          (3) The Plan will not make any investments that could not be made by a bank holding company under the Bank Holding Company Act of 1956, as amended, and the Plan will provide notification to the New York Fed prior to acquiring voting securities, when aggregated with the holdings of the Counterpart Plan, constituting more than 5 percent of the voting securities of any company (as defined in the Board of Governors Regulation Y, 12 CFR Part 225) other than the Employer or BanPonce Corporation.

          (4) The Plan will not incur in any debt without the prior written approval of the New York Fed, other than short-term debt incurred for the purpose of terminating an Employee's Account, provided that such short-term debt shall not be outstanding for a period in excess of 180 days.

                                    Article 7

                                  DISTRIBUTIONS
                                  -------------

7.1      Distributions on Retirement or Disability
         -----------------------------------------

         Each Participant who terminates employment on account of his Retirement or Total and Permanent Disability shall have a nonforfeitable right to receive a distribution of his entire Account. Distribution shall be made in accordance with Sections 7.05 and 7.06.

7.2      Distributions On Death
         ----------------------

         Upon an Active Participant's death, his Beneficiary shall have a nonforfeitable right to receive a distribution of the Participant's entire Account. Upon the death of an Inactive Participant, his Beneficiary shall have a nonforfeitable right to receive the portion of his Account which was vested in accordance with Section 7.03. Distribution shall be made in accordance with Sections 7.05 and 7.06.

7.3      Distribution Upon Termination of Employment
         -------------------------------------------

         Any Participant who terminates employment for any reason other than Retirement, Total and Permanent Disability or death, shall be entitled to receive 100% of his Elective Deferral Contribution Account and Rollover Account and the vested portion of the remainder of his Account as of the Valuation Date immediately following his termination of employment based on the following schedule:

         Period of Service                   Nonforfeitable Interest
         -----------------                   -----------------------
         Less than 3 years                                0%
         3 but less than 4 years                         20%
         4 but less than 5 years                         40%
         5 but less than 6 years                         60%
         6 but less than 7 years                         80%
         7 or more years                                100%


                                      VII-1

Distribution shall be made in accordance with Sections 7.05 and 7.06.

         Upon the sale or closure of any operating unit of the Employer, the Account of each Participant who at the time of such sale or closure was an employee of such operating unit shall become 100% vested.

         Upon the termination of employment of a Participant who is not otherwise 100% vested in his Account, the Administrative Committee shall reflect any prior distributions in determining the Participant=s current vested interest in his Account in order to avoid duplication of payments.

7.4      Forfeitures
         -----------

         That portion of a Participants Account which shall not be vested at the date of his termination of employment shall be forfeited. Forfeitures shall be used to reduce the Employer=s contribution to the Plan. In the event such Participant is later reemployed by the Employer prior to incurring a Period of Severance of five years, the current value of such forfeited amounts shall be restored to the Participant=s Account.

7.5      Forms of Payment
         ----------------

         Subject to the provisions of Section 7.06, payment of a Participant's vested Account shall be made in a lump sum. Payment shall be made either in cash or, if elected by the Participant, shares of stock of BanPonce Corporation, or both.

7.6      Time of Payment
         ---------------

         Benefits payable to a Participant (or Beneficiary) under this Article VII shall be paid or commence as soon as practicable after:

          (1) The date of his death, Retirement, Total and Permanent Disability or other termination of employment based on the value of his vested Account

                                      VII-2
               determined as of the Valuation Date coincident with or next following such date, or

          (2) If such date occurs prior to his Normal Retirement Date, any Valuation Date coincident with or preceding his Normal Retirement Date, based on the value of his vested Account as of such Valuation Date.

         The Participant (or Beneficiary) shall provide to the Administrative Committee a written election at least 30 days preceding any applicable Valuation Date, indicating the date benefits are to be paid or commence and the Form of Payment elected.

7.7      Limitation On Distributions
         ---------------------------

         Notwithstanding the foregoing, unless the Participant elects otherwise, distribution shall commence no later than the 60th day after the latest of the last day of the Plan Year in which the Participant

          (1)  attains his Normal Retirement Date,

          (2)  attains his 10th anniversary of Plan participation or

          (3)  terminates his employment.

7.8      Cash Outs
         ---------

         Notwithstanding any other provision of the Plan, to the extent required by ERISA and the regulations, if the value of a Participant's vested Account at the time he terminates employment is $3,500 or less, such amount will be distributed to him immediately in one lump sum payment; provided, however, that no such lump sum payment shall be made after distribution has commenced without the Participant's written consent. If the value of the Participant's vested Account exceeds $3,500, no distribution shall be made to such Participant prior to the date he attains age 65 without his written consent. In the absence of

                                      VII-3
receipt of such consent by the Administration Committee, distribution to such Participant shall be made in a lump sum as of the Valuation Date coincident with or next following his Normal Retirement Date. Payments shall be made in either cash or, if elected by the Participant, shares of stock of BanPonce Corporation, or both.



                                      VII-4

                                    Article 8

                               PLAN ADMINISTRATION
                               -------------------

8.1      Appointment of an Administrative Committee
         ------------------------------------------

         The Employer shall appoint an Administrative Committee to serve as Plan Administrator. The Administrative Committee shall consist of five or more persons and shall serve at the pleasure of, and may be removed at any time by, the Employer. The Employer shall designate one of such persons to serve as Chairman. Participants may be members of the Administrative Committee. No member of the Administrative Committee shall receive compensation for his services as such.

8.2      Operation of the Administrative Committee
         -----------------------------------------

         A majority of the members of the Administrative Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions or other action taken by the Administrative Committee shall be by vote of a majority of its members present at any meeting, or without a meeting, by instrument in writing signed by all its members.

         The Chairman of the Administrative Committee shall appoint a Secretary who may but need not be a member of the Administrative Committee. The Administrative Committee may delegate any of its powers or duties among its members or to others as it shall determine. It may authorize one or more of its members to execute or deliver any instrument or to make any payment in its behalf. It may employ such counsel, agents, clerical, accounting and actuarial services as it may require in carrying out the provisions of the Plan, and to the extent permitted by law it shall be entitled to rely upon all tables, valuations, certificates, opinions, or other reports furnished by such persons.

8.3      Powers and Duties of the Administrative Committee
         -------------------------------------------------

         The Administrative Committee shall have all powers necessary to administer the Plan except to the extent any such powers are vested in any other fiduciary by the Plan or by the

                                     VIII-1

Administrative Committee. The Administrative Committee may from time to time establish rules for the administration of the Plan, and it shall have the exclusive right to interpret the Plan and to decide any matters arising in connection with the administration and operation of the Plan. The Administrative Committee's rules interpretations and decisions shall be applied in a uniform manner to all Employees similarly situated and shall be conclusive and binding on the Employer and on Participants and Beneficiaries to the extent permitted by law.

         The Administrative Committee shall compute and certify to the Trustees the amount of retirement benefits payable under the provisions of the Plan to any Participant terminating his employment with a retirement benefit or to any Beneficiary.

8.4      Delegation of Responsibility
         ----------------------------

         Each fiduciary shall discharge his duties with respect to the Plan solely in the interest of the Participants and Beneficiaries, for the exclusive purpose of providing benefits to such persons and defraying reasonable expenses of administering the Plan, while using the care, skill, prudence, and diligence, under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.

         The members of the Administrative Committee and any person to whom the Administrative Committee may delegate any of its powers under the Plan may employ persons to render advice with regard to any responsibility he has under the Plan. No fiduciary shall be liable for any act or omission of another person in carrying out any fiduciary responsibility where such fiduciary responsibility is allocated to such other person by or pursuant to the Plan, except to the extent required by Section 405 of the Employee Retirement Income Security Act of 1974.


                                     VIII-2

8.5      Indemnification of the Administrative Committee
         -----------------------------------------------

         The Employer may indemnify each member of the Administrative Committee against all liabilities and expenses, including attorneys' fees, reasonably incurred by him in connection with any legal action to which he may be a party, or any threatened legal action to which he might have become a party, by reason of his membership on the Administrative Committee, except with regard to any matters as to which he shall be adjudged to be liable for willful misconduct in the performance of his duties as such a member.


                                     VIII-3

                                    Article 9

                                CLAIMS PROCEDURE
                                ----------------

9.1      Notification of Benefit Eligibility
         -----------------------------------

         The Administrative Committee shall notify Participants of the retirement benefits to which they are entitled as soon as is practical following each Participant's termination of employment. Filing of a claim shall not be required for benefit commencement.

9.2      Initial Review of Claims
         ------------------------

         If a Participant or Beneficiary has reason to believe that he is entitled to retirement benefits from the Plan in excess of those about which he is notified in accordance with Section 9.01, he may file a claim in writing with the Administrative Committee.

         If the Administrative Committee denies the claim, the claimant shall be notified in writing of the denial within 30 days after the Administrative Committee's receipt of the claim. The notice shall (a) set forth the specific reason or reasons for the denial, making reference to the pertinent provisions of the Plan on which the denial is based, (b) describe any additional material or information that should be received before the claim request may be acted upon favorably, and explain why such material or information, if any, is needed and (c) inform the person making the claim of his right to request a review of the decision by the Administrative Committee.

9.3      Review of Claim Denial
         ----------------------

         Any person who believes that he has submitted all available and relevant information may request a review of the denial of his claim by the Administrative Committee by submitting a written request for review within 60 days after the date on which such denial is received. This period may be extended by the Administrative Committee for good cause shown. The person making the request for review may examine pertinent Plan documents. The request for review may discuss any issues relevant to the claim.

         The Administrative Committee shall decide whether or not to grant the claim within 30 days after receipt of the request for review, but this period may be extended for up to an additional 90 days in special circumstances. The Administrative Committee's decision shall be in writing, shall include specific reasons for the decision, and shall refer to the pertinent provisions of the Plan on which the decision is based.

                                   Article 10

                     AMENDMENT OR TERMINATION OF THE PLAN OR
                         DISCONTINUANCE OF CONTRIBUTIONS
                         -------------------------------

10.1     Right to Amend or Terminate the Plan
         ------------------------------------

         The Employer may amend the Plan, retroactively or otherwise, at any time. No such amendment may have the effect of vesting in the Employer any part of the Trust Fund, or of diverting any part of the Trust Fund to purposes other than for the exclusive benefit of Participants and Beneficiaries, until all liabilities with respect to such persons have been satisfied or provided for. No amendment shall deprive any Participant or Beneficiary of any retirement benefit therefore vested in him.

         The continuance of the Plan and the payment of contributions under the Plan are entirely voluntary and are not assumed as contractual obligations of the Employer. The Employer reserves the right to terminate the Plan in whole or in part or to discontinue contributions thereunder.

10.2     Result of Termination
         ---------------------

          (1) Upon termination of the Plan as to any Employer, such Employer shall not make any further contributions under the Plan and no amount shall thereafter be payable under the Plan to or in respect of any Participants then employed by such Employer except as provided in this Article X. To the maximum extent permitted by ERISA, the rights of Participants no longer employed by such Employer and of former Participants and their Beneficiaries under the Plan shall be unaffected by such termination and any transfers, distributions or other dispositions of the assets of the Plan as provided in this Article X shall constitute a complete discharge of all liabilities under the Plan with respect to such Employer's participation in the Plan and any Participant then employed by such Employer.

          (2) The interest of each such Participant in service with such Employer as of the termination date in his Account after payment of or provision for expenses and charges and appropriate adjustment of the Accounts of all such Participants for expenses, charges, forfeitures and profits and losses shall be nonforfeitable as of the termination date, and upon receipt by the Administrative Committee of IRS approval of such termination, the full current value of such amount shall be paid from the Trust Fund in the manner described in Article VII or transferred to a successor employee benefit plan which is tax-qualified under Act Section 165(a); provided, however, that in the event of any transfer of assets to a successor employee benefit plan the provisions of Section 11.04 will apply.

          (3) All determinations, approvals and notifications referred to above shall be in form and substance and from a source satisfactory to counsel for the Plan. To the maximum extent permitted by ERISA, the termination of the Plan as to any Employer shall not in any way affect any other Employer's participation in the Plan.

                                   Article 11

                            MISCELLANEOUS PROVISIONS
                            ------------------------

11.1     Contract of Employment
         ----------------------

         The Plan shall not be deemed to constitute a contract between any Employee and the Employer or to be a consideration or an inducement to any Employee for his employment by the Employer. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the employ of the Employer or to interfere with the right of the Employer to discharge or to terminate the employment of an Employee at any time without regard to the effect of such action on his rights under the Plan. No Participant or Beneficiary shall have any rights against the Employer for benefits payable under the Plan other than rights, if any, which he may have with respect to the Trust Fund.

11.2     Furnishing of Information
         -------------------------

         Unless otherwise expressly provided in the Plan, all benefits to which any Participant may be entitled shall be determined in accordance with the provisions of the Plan as in effect on such Participant's Severance from Service Date. In order to receive any benefits under the Plan, a Participant must furnish the Administrative Committee with such information as may reasonably be required for purposes of the proper administration of the Plan.

11.3     Assignment or Alienation of Benefits
         ------------------------------------

         Any benefit payable under the Plan shall not be subject in any manner to assignment, alienation, anticipation, sale, transfer, pledge, encumbrance, lien or charge, and any attempt to cause any such benefit to be so subjected shall not be recognized except to such extent as may be required by law.

11.4     Merger of Plans
         ---------------

         In the event of any merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other qualified plan, each Participant shall (if such other plan then terminates) be entitled to receive a benefit immediately after any such merger, consolidation or transfer which is equal to or greater than the benefit to which he would have been entitled immediately before such merger, consolidation or transfer (if the Plan had then terminated).

11.5     Substitute Payee
         ----------------

         If a Participant or Beneficiary entitled to receive any retirement benefits from the Plan is in his minority, or is, in the judgment of the Administrative Committee, legally, physically or mentally incapable of personally receiving and receipting for any distribution, the Administrative Committee may make distributions to his legally appointed guardian, or to such other person, persons or institutions as it may judge to be then maintaining or to have custody of the payee.

11.6     Domestic Relations Order
         ------------------------

         For purposes of this Article XI, a Domestic Relations Order shall refer to a judgment, decree or order (including the approval of a property settlement) that is made pursuant to a state domestic relations or community property law, and which relates to the provisions of child support, alimony payments, or marital property rights to a spouse, child or other dependent of a Participant.

11.7     Qualified Domestic Relations Order
         ----------------------------------

         For purposes of this Article XI, a Qualified Domestic Relations Order shall refer to a Domestic Relations Order that (a) clearly specifies (i) the name and last known mailing address of the Participant and of each person given rights under such Domestic Relations Order, (ii) the amount or percentages of the Participant's benefits under this Plan to be paid to each person covered by such Domestic Relations Order, (iii) the number of payments or the period to which such Domestic Relations Order applies, and (iv) the name of this Plan; and
(b) does not require the payment of a benefit in a form or amount that is (i) not otherwise provided for under the Plan, or (ii) inconsistent with a previous Qualified Domestic Relations Order.

11.8     Procedures Involving Domestic Relations Orders
         ----------------------------------------------

         Notwithstanding the provisions of Section 11.03 to the contrary, upon receiving a Domestic Relations Order, the Administrative Committee shall segregate in a separate account or in an escrow account the amounts payable to any person pursuant to such Domestic Relations Order, pending a determination whether such Domestic Relations Order constitutes a Qualified Domestic Relations Order, and shall give notice of the receipt of the Domestic Relations Order to the Participant and each other person affected thereby.

         If, within 18 months after receipt of such Domestic Relations Order, it is determined by the Administrative Committee, by a court of competent jurisdiction, or otherwise, that such Domestic Relations Order constitutes a Qualified Domestic Relations Order, the Administrative Committee shall direct the Trustee to segregate the amounts (plus any interest thereon) an account of the person (or persons) entitled thereto under the Qualified Domestic Relations Order. Such individual shall, thereafter, be considered a terminated vested Participant under the Plan. If it is determined that the Domestic Relations Order is not a Qualified Domestic Relations Order or if no determination is made within the prescribed 18-month period, the segregated amounts shall be desegregated as though the Domestic Relations Order had not been received, and any later determination that such Domestic Relations Order constitutes a Qualified Domestic Relations Order shall be applied only with respect to benefits on the date of such determination.

         The Administrative Committee shall be authorized to establish such reasonable administrative procedures as is deemed necessary or appropriate to administer this Section 11.08. This Section 11.08 shall be construed and administered so as to comply with the requirements of Section 206(d) of ERISA.

11.9     Gender and Number
         -----------------

         The masculine pronoun, whenever used herein, shall include the feminine pronoun, and the singular number shall include the plural number, unless the context of the Plan clearly indicates otherwise.

11.10    Governing Law
         -------------

         The Plan shall be governed and construed in accordance with ERISA and the laws of the Commonwealth of Puerto Rico.

         IN WITNESS WHEREOF, the Employer has caused this Plan to be executed this 23rd day of March, 1995.

                                            By: [Eduardo Rodriguez]
                                                --------------------------------
                                            Title: Administrative Committee
                                                   -----------------------------



                                            By:
                                            Title:



                                            By:
                                            Title:

                          BANCO POPULAR DE PUERTO RICO
                       EMPLOYEES' STOCK PLAN (PUERTO RICO)
                       -----------------------------------

                             PLAN AMENDMENT NUMBER 1



WHEREAS,   Banco  Popular  de  Puerto  Rico,  hereinafter  referred  to  as  the
"Employer", has established the Banco Popular de Puerto Rico Employees' Stock Plan (Puerto Rico), hereinafter referred to as the "Plan", and

WHEREAS, the Employer under Article X of the Plan reserves the right to amend the Plan at any time.

NOW THEREFORE, BE IT

RESOLVED, that the Plan is hereby amended effective July 1, 1995 in the following respect:

ARTICLE II, Section 2.01(a) shall be amended in its entirety to read as follows:

"(a) Subject to the provisions of subsection (b) below,  each Employee as of the
     Effective Date and each person who becomes an Employee subsequent to that date who performs services for the employer primarily within the Commonwealth of Puerto Rico, shall become a Participant as of the first day of the month coincident with or next following the completion of three months of Service with the Employer, for purposes of eligibility for making Elective Deferral Contributions and Rollover Contributions, and receiving Employer Matching Contributions. However, for purposes of receiving Employer Basic Contributions, eligibility shall occur as of the first day of the month coincident with or next following the completion of one Year of Service with the Employer."

                          BANCO POPULAR DE PUERTO RICO
                       EMPLOYEES' STOCK PLAN (PUERTO RICO)
                       -----------------------------------

                             PLAN AMENDMENT NUMBER 2



WHEREAS,   Banco  Popular  de  Puerto  Rico,  hereinafter  referred  to  as  the
"Employer", has established the Banco Popular de Puerto Rico Employees' Stock Plan (Puerto Rico), hereinafter referred to as the "Plan", and

WHEREAS, the Employer under Article X of the Plan reserves the right to amend the Plan at any time.

NOW THEREFORE, BE IT

RESOLVED, that the Plan is hereby amended effective April 1, 1996 in the following respect:

ARTICLE III, Section 3.02 shall be amended in its entirety to read as follows:

"Subject to Article V, in accordance with procedures established by the Administrative Committee, a Participant may increase or decrease his Elective Deferral Contribution rate as of the first day of any month during the applicable Plan Year. In addition, a Participant may suspend such contributions as of any payroll period during the Plan Year."

In WITNESS WHEREOF, the Employer has caused this Amendment to be executed this 26th day of April, 1996.

                          BANCO POPULAR DE PUERTO RICO
                       EMPLOYEES' STOCK PLAN (PUERTO RICO)
                       -----------------------------------

                             PLAN AMENDMENT NUMBER 3


WHEREAS,   Banco  Popular  de  Puerto  Rico,  hereinafter  referred  to  as  the
"Employer", has established the Banco Popular de Puerto Rico Employees' Stock Plan (Puerto Rico), hereinafter referred to as the "Plan", and

WHEREAS, the Employer under Article X of the Plan reserves the right to amend the Plan at any time.

NOW THEREFORE, BE IT

RESOLVED, that the Plan is hereby amended effective September 1, 1996 in the following respect:

"11.11 Transfer of Certain Employees


Upon the transfer of all Participants of a unit of the Employer to an Affiliated Company which does not participate in the Plan or in the Banco Popular de Puerto Rico Employees' Stock Plan, the Accounts of such Participants shall be transferred to the tax-qualified defined contribution plan sponsored by such Affiliated Company, to the extent such plan allows such transfers, as soon as administratively feasible thereafter. Such Participants shall be eligible to receive an allocation of the Employer's contribution during the Plan Year of their transfer based on their Compensation earned prior to their date of transfer. Such allocations shall also be transferred to the tax-qualified defined contribution plan sponsored by such Affiliated Company, to the extent such plan allows such transfers, as soon as administratively feasible thereafter.

                          BANCO POPULAR DE PUERTO RICO
                       EMPLOYEES' STOCK PLAN (PUERTO RICO)
                       -----------------------------------

                             PLAN AMENDMENT NUMBER 4

         WHEREAS, Banco Popular de Puerto Rico, hereinafter referred to as the "Employer", has established the Banco Popular de Puerto Rico Employees' Stock Plan (Puerto Rico), hereinafter referred to as the "Plan", and

         WHEREAS, the Employer under Article X of the Plan reserves the right to amend the Plan at any time.

         NOW THEREFORE, BE IT

         RESOLVED, that the Plan is hereby amended effective July 1, 1997 in the following respects:

         ARTICLE I, Section 1.36 shall be amended by the addition of the following at the end thereof:

          "For the Employees acquired by the Employer on July 1, 1997 due to the acquisition of Banco Roig by the Employer, full years and months of active employment with Banco Roig shall be considered Years of Service only for purposes of benefit eligibility and vesting under this Plan."

                          BANCO POPULAR DE PUERTO RICO
                       EMPLOYEES' STOCK PLAN (PUERTO RICO)
                       -----------------------------------

                             PLAN AMENDMENT NUMBER 5

WHEREAS,   Banco  Popular  de  Puerto  Rico,  hereinafter  referred  to  as  the
"Employer", has established the Banco Popular de Puerto Rico Employees' Stock Plan (Puerto Rico), hereinafter referred to as the "Plan", and

WHEREAS, the Employer under Article X of the Plan reserves the right to amend the Plan at any time.

NOW THEREFORE, BE IT

RESOLVED, that the Plan is hereby amended effective January 1, 1998 in the following respect:

ARTICLE VII,  Section  7.08,  each  occurrence of  the phrase  $3,500   shall be
substituted by the phrase "$5,000".

                          BANCO POPULAR DE PUERTO RICO
                       EMPLOYEES' STOCK PLAN (PUERTO RICO)
                       -----------------------------------

                             PLAN AMENDMENT NUMBER 6

WHEREAS,   Banco  Popular  de  Puerto  Rico,  hereinafter  referred  to  as  the
"Employer", has established the Banco Popular de Puerto Rico Employees' Stock Plan (Puerto Rico), hereinafter referred to as the "Plan", and

WHEREAS, the Employer under Article X of the Plan reserves the right to amend the Plan at any time.

WHEREAS, the Tax Reform Act of 1997 amended the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the federal Internal Revenue Code of 1986, as amended (the "US IRC") to establish investment limitations in employer securities by certain qualified plans effective on the first day of the first Plan year beginning on or after January 1, 1999; and

WHEREAS, BPPR wishes to amend the Plan to allow itself more time in which to effect amendments to comply with the requirements of the Tax Reform Act of 1997.

NOW, THEREFORE, in consideration of the foregoing, the Plan is hereby amended as follows.

1.   Section 1.28 of the Plan is amended to read in its entirety as follows:

1.28  PLAN YEAR
      ---------

The period from the Effective Date to the end of calendar year containing the Effective Date shall be a Short Plan Year. Thereafter the Plan Year shall be the calendar year until calendar year 1998 in which the Plan Year shall end on December 30, 1998. The Plan Year thereafter shall commence on December 31 and end on December 30.